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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement Nos. 33-26977, 33-36379, 33-50746, 333-00733, 333-00749, 333-00757, 333-09387,
333-33327, 333-75383, 333-92155, 333-58526, 333-67472 and 333-103653 of Computer
Sciences Corporation on Forms S-8 of our report dated May 23, 2003, which report expresses an unqualified opinion and includes an explanatory paragraph related to the change Computer Sciences Corporation made in its method of accounting for goodwill and other intangible assets, appearing in this Annual Report on Form 10-K of Computer Sciences Corporation for the year ended March 28, 2003.

DELOITTE & TOUCHE LLP

Los Angeles, California
June 13, 2003